SECOND AMENDMENT TO
                         LOAN DOCUMENTS



     This Second Amendment to Loan Documents ("Amendment") is made and entered into as of May 29, 1996, by and among Sanctuary Woods Multimedia Inc., a Nevada corporation, ("Borrower"), Sanctuary Woods Multimedia Corporation, a British Columbia corporation ("Parent") and Magic Quest Inc., a California corporation ("Magic Quest") (Parent and Magic Quest being hereinafter collectively referred to as "Guarantors"), and Imperial Bank ("Bank").

                            Recitals

      A. Borrower and Bank have entered into that certain Security and Loan Agreement (Accounts Receivable) entered into as of March 10, 1995 as modified by that First Amendment to Loan Documents entered into as of April 2, 1996 (as such may be further amended, modified, supplemented or restated, the "Loan Agreement"), pursuant to which Bank made certain credit facilities available to Borrower for the direct and indirect benefit of Borrower and each Guarantor.

     B. Borrower, Guarantors and Bank desire to further amend the Loan Agreement.

                           Agreement

     Now, Therefore, in consideration of the foregoing recitals and the mutual covenants herein set forth, and intending to be legally bound, the parties hereto hereby amend the Loan Documents as follows:

     1. Definitions. Unless otherwise defined herein, all terms defined in the Loan Agreement have the same meaning when used herein.

     2. Amendments To Loan Agreement. The following amendments are hereby made to the Loan Agreement:

      a. Section 1 of the Loan Agreement is deleted in its entirety and replaced with the following:

     "Facility A Commitment. Bank hereby commits, subject to all the terms and conditions of this Agreement and prior to the termination of its commitment as hereinafter provided, to make loans to Borrower and issue letters of credit for the account of Borrower from time to time in such amounts as may be determined by Bank up to, but not exceeding in aggregate principal amount the following borrowing base (the "Borrowing Base") as follows:

          A.   From and after the date of the Second Amendment
Date through June 30, 1996:

               i.   70% of Eligible Accounts, plus

               ii.  50% of Eligible Inventory, less

               iii. interest accrued on amounts in the Facility A
                    Loan Account, less

               iv.  Card Indebtedness,

but in no event greater than $1,400,000; and

          B.   From after June 30, 1996,

               i.   65% of Eligible Accounts, less

                              ii.  interest accrued on amounts in
                    the Facility A Loan Account, less

               iii. Card Indebtedness,

but in no event greater than $1,000,000.

All Loans advanced to Borrower shall be referred to as "Facility
A Loans." Letters of credit issued for the account of Borrower prior to the First Amendment Date shall be referred to as "Letters of Credit.""

          b. Section 2 of the Loan Agreement is deleted in its entirety and replaced with the following:

     "Facility A Loans. The amount of each Facility A Loan made by Bank to Borrower hereunder shall be debited to the loan ledger account of Borrower maintained by Bank (herein called "Facility A Loan Account"). Borrower agrees that from and after the First Amendment Date fifty percent (50%) of all accounts receivable collections will be immediately applied to the Facility A Loan Account until the earlier of (i) the date the Facility A Loan Account falls below the Borrowing Base or (ii) the date Bank, acting in its sole and absolute discretion, provides written notice to borrower that less than fifty percent (50%) of accounts receivable collections will be so applied (such date (i) or (ii) being referred to herein as the "50% Collection Application Termination Date"). After the 50% Collection Application Termination Date and so long as the Facility A Loan Account is below the Borrowing Base, twenty-five (25%) of all accounts receivable collections will be immediately applied to the Facility A Loan Account until the earlier of (i) the date the Facility A Loan Account falls below the Borrowing Base by $500,000 and the Facility A Loan Account is less than $1,000,000 or
     (ii) the date Bank, acting in its sole and absolute discretion, provides written notice to borrower that less than twenty-five percent (25%) of accounts receivable collections will be so applied (such date (i) or (ii) being referred to herein as the "25% Collection Application Termination Date"). After the 25% Collection Application Termination Date and so long as the Facility A Loan Account falls below the Borrowing Base by $500,000 and the Facility A Loan Account is less than $1,000,000, no accounts receivable collections will be applied to the Facility A Loan Account. If the 50% Collection Application Termination Date or the 25% Collection Application Termination Date, as applicable, shall have occurred but a decrease in the Borrowing Base or increase in indebtedness causes the conditions for collection allocation set forth above to no longer be applicable, then fifty percent (50%) of collections shall again be applied to the Facility A Loan Account and such percentage shall again be subject to
     reduction  in accordance with this section.   All  sums
     received by Bank for credit to the Facility A Loan Account shall be applied to the outstanding loan balance on the second day following receipt thereof by the Bank, except that sums received by wire transfer shall be applied on the day received. Interest shall continue to accrue on all loans outstanding under the Facility A Loan Account until sums received are applied as herein provided. Borrower promises to pay Bank (a) the unpaid balance of Borrower's Facility A Loan Account on December 31, 1996 (the "Facility A Final Payment Date"), (b) accrued and unpaid interest as of the Second Amendment Date on June 30, 1996, and
     (c) except as provided in the preceding clause (b), on or before the tenth day of each month, interest on the average daily unpaid balance of the Facility A Loan Account during the immediately preceding month at the rate of two and one half percent (2_%) per annum in excess of the rate of interest which Bank has announced as its prime lending rate ("Prime Rate") which shall vary concurrently with any change in such Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the loan account is outstanding divided by 360, which shall for interest computation purposes be considered one year. Bank is hereby authorized to charge Borrower's deposit account(s) with Bank for all sums due Bank under this Agreement."


      c. Section 6 (Definitions) of the Loan Agreement is modified as follows:

          i.   Subsection 6J is added as follows:

     "J. "Designated Account Debtor Accounts" shall mean the Accounts of the following account debtors: New Media Express, Merisel, Handleman Company, Beamscope, GT Interactive Software and Electronics Boutique and such other account debtors as Bank may from time to time, in its sole and absolute discretion, expressly designate in writing."


          ii.  Subsection 6L is added as follows:

     "L.  "Second Amendment Date" shall mean May 29, 1996."


          iii. Subsection 6M is added as follows:

     "M. "Card Indebtedness" shall mean the aggregate of all principal, interest and other obligations outstanding in favor of Bank under Borrower's corporate credit cards and merchant cards."

     d. Clause (viii) of Section 11 (Affirmative Covenants) of the Loan Agreement is deleted in its entirety.

     3.   Amendments To Addendum to Security and Loan Agreement.
The following amendments are hereby made to the Addendum to Security and Loan Agreement (the "Addendum"):

           a. Section 1 of the Addendum is deleted in its entirety and replaced with the following:

     "1. Termination of Commitment. Any commitment of Bank, pursuant to the terms of the Security and Loan Agreement, to make advances against Eligible Accounts and/or eligible Inventory shall expire on the Facility A Final Payment Date or such earlier date as is provided for therein. Bank shall not be required to provide any prior notice to Borrower of Bank's intent to terminate or not renew its commitment under the Security and Loan Agreement, whether or not there shall exist an event of default thereunder. Borrower hereby acknowledges that it has been informed that Bank has no present intention of extending the Facility A Final Payment Date or renewing Bank's commitment under the Loan and Security Agreement."

          b. Sections 6a, 6b, 6c and 6d are deleted in their entirety and replaced with the following:

     "a. At all times maintain a minimum tangible net worth (meaning the excess of all assets, excluding any value for goodwill, trademarks, patents, copyrights, organization expense and other similar intangible items, over its liabilities, less subordinated debt) of not less than $1,000,000, provided, however, that this covenant shall first be measured as of June 30, 1996.

     "b.   At  all times maintain a maximum ratio  of  total
     liabilities to tangible net worth not to exceed 5.5 to one, provided, however, that this covenant shall first be measured as of June 30, 1996.

     "c.  [Intentionally Blank]

     "d. Measured on a quarterly basis on the last day of each fiscal quarter, have maximum quarterly losses not in excess of (i) $500,000 for the quarter ending June 30, 1996 (exclusive of nonrecurring charges approved by Bank) and
     (ii) $1 for the quarter ending September 30, 1996 and thereafter."

           c. A new subsection 5(g) is added and reads as follows:

     "g.   With  respect  to  any debt subordinated  to  the
     indebtedness of Parent, Borrower or Magic Quest to Bank (including, without limitation, indebtedness outstanding under the Securities Purchase Agreements by and among Parent and certain investors in Parent dated February 28 and March
     8,   1996   (the   "Securities  Purchase   Agreements")
     (collectively, "Subordinated Debt"), (i) make any mandatory, voluntary or optional payment or prepayment on or redemption or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt whether at the maturity thereof or otherwise, (ii) make any payment in respect of the Subordinated Debt, or (iii) except with respect to conversions effected prior to June 30, 1996 of the Subordinated Debt issued pursuant to the Securities Purchase Agreements, convert, give any instruction to convert, modify or amend, or agree to any modification or amendment of, the terms of any agreement or instrument evidencing Subordinated Debt except."

           d. A new subsection 5(h) is added and reads as follows:

     "h. After June 15, 1996, maintain all depository, savings, payroll and other accounts at Bank, except a Canadian payroll account which shall only contain such funds as are sufficient to meet current payroll obligations to Borrower's Canadian employees and an existing Royal Bank of Canada operating account which shall be closed by June 30, 1996."

           e. A new subsection 5(i) is added and reads as follows:

     "i.  Prior to allowing any of Borrower's, Parent's and Magic
     Quest's raw materials, work in process, finished goods inventory and property, plant and equipment to be transported to or be held at any contract manufacturer, warehouse or other location (other than with bona fide distributors and retail accounts or in those locations specifically identified on Exhibit 5(i) hereto) Borrower shall provide notice to Bank and Borrower shall have complied with such filing and notice requirements as shall, in Bank's opinion, assure Borrower's and Bank's priority in such property over creditors of such contract manufacturer, warehouseman or operator of such other location, including, without limitation, making filings under California
     Commercial Code section 2326, providing notice under California Commercial Code section 9114 and making filings and publications as required under California Civil Code section 3440.1 and section 3440.5 All such filings, notices and publications shall be in form and substance satisfactory to Bank."

          f. Exhibit 5(i) (Contract Manufacturers) is added in the form attached here as Annex G.

          g. Section 6f is deleted in its entirety and replaced with the following:

     "f. As soon as it is available, but not later than 30 days after and as of the end of each month, deliver to Bank (i) a financial statement consisting of a balance sheet and profit and loss statement prepared in accordance with generally accepted accounting principles, (ii) a detailed statement describing the parties, roles, relationships, inventory amounts, inventory breakdowns and other information as Bank may request relating to Borrower's contract manufacturing arrangements, and (iii) a Compliance Certificate in the form of Exhibit 6.f (attached) certified by an officer of Borrower."

          h. Exhibit 6.f (Compliance Certificate) is replaced with the form attached hereto as Annex A.

          I.   Exhibit 6.k (Accounts Receivable and Inventory
Transaction Report) is replaced with the form attached hereto as Annex B.

          j.   Section 9g is added and reads as follows:

     "g. Upon Bank's request after the occurrence of an Event of Default, Borrower shall enter into, and shall cause Parent and Magic Quest to enter into, a lockbox agreement in form and substance satisfactory to Bank, pursuant to which all funds received by Borrower, Parent or Magic Quest from any account debtors shall immediately be deposited into a deposit account established at Bank pursuant to such agreement for such purpose (the "Lockbox Account"). Thereafter, Borrower shall direct, and shall cause Parent and Magic Quest to Direct, all account debtors to mail or deliver all checks or other forms of payment for amounts owing to them in the ordinary course of business to the Lockbox Account. In addition, Borrower shall hold in trust for Bank as Collateral all amounts that Borrower receives despite the directions to make payment to the Lockbox Account, and immediately deliver such payments to Bank in their original form as received from the accounts debtor, with proper endorsements for deposit into the Lockbox Account."


      4. Representations And Warranties. Borrower and each Guarantor represents and warrants that its representations and warranties in the Loan Documents continue to be true and complete in all material respects as of the date hereof after giving effect to this Amendment (except to the extent such specifically relate to another date and except for Borrower's representation set forth in Section 4a (Litigation) of the Addendum which shall be true in all respects as of the date hereof or as specifically described on Annex C hereto) and that the execution, delivery and performance of this Amendment are duly authorized, do not require the consent or approval of any governmental body or regulatory authority (except the approval of the Vancouver Stock Exchange as to issuance of the Warrant, which approval has been obtained) and are not in contravention of or in conflict with any law or regulation or any term or provision of any other agreement entered into by Borrower or either Guarantor, as applicable. In addition, Borrower and each Grantor represents and warrants as follows:

           a. Substantially all of Borrower's, Parent's and Magic Quest's tangible assets are set forth on Annex D hereto, are owned by the entity indicated on such Annex D and have the cost and book values indicated thereon.

           b. Substantially all of Borrower's, Parent's and Magic Quest's operations and property are located in the State of California except for (i) a payroll account in Vancouver, British Columbia, (ii) a payroll account in Montreal, Quebec and (iii) the tangible assets set forth on Exhibit D located in Toronto, Ontario.

           c. All of Borrower's, Parent's and Magic Quest's raw materials, work in process, finished goods inventory and property, plant and equipment are located on Borrower's premises as set forth on Annex E except to the extent such are in the possession of contract manufacturers as described in detail on Annex E hereto. The value of property owned by Borrower, Parent and Magic Quest held at such each such other location is not more than the amount set forth on Annex E and, except with respect to Softworld Services, no increase in the value of such property held at such other locations shall be made without Bank's written consent, which consent shall not be unreasonably withheld if Bank's interest in such property has priority over the interests of all other creditors.

          d. The conditions which might have caused there to be a reduction in the number of shares for which that Warrant to Purchase Stock issued on April 2, 1996 to Bank is exercisable have not occurred and such Warrant to Purchase Stock is no longer subject to reduction.

      5. Post-Amendment Covenants. Borrower shall perform each of the following additional covenants on or before the dates specified:

           a. First Amendment Amendment Fee. Pay to Bank the $25,000 amendment fee not paid in respect of the First Amendment on the earlier of June 30, 1996 or such date as Parent or Borrower shall receive proceeds from the issuance of additional securities.

           b.    Second Amendment Amendment Fee.  Pay to  Bank  a
$25,000 amendment fee in respect of this Amendment upon the earlier of December 31, 1996 or such date as Bank's obligation to make loans to Borrower shall terminate.

           c. Intellectual Property Collateral Update. On or prior to June 15, 1996 Borrower shall have filed copyright applications in respect of the following products with the U.S. Copyright Office together with assignments for security thereof in favor of Bank:

          Franklin Learns Math
          Major League Math
          How do you Spell Adventure

On or prior to the date Borrower ships its "Orion Burger" product in final form Borrower shall have filed copyright applications with the U.S. Copyright Office together with assignments for security thereof in favor of Bank. All such documents shall be in form satisfactory to Bank and appropriate for filing.

           d. Contract Manufacturer Filings and Notices. On or prior to June 7, Borrower shall have made all filings, notices and publications as shall be requested by Bank in connection with Borrower's contract manufacturing relationship with Softworld Services and/or Zenex Corporation.

           e. Unpaid Legal Fees. On or before the last day of each of each of the next five months beginning June 30, 1996, Borrower shall pay one-fifth of the remaining outstanding balance of legal fees accrued through the effective date hereof in respect of Borrower. Any additional legal fees incurred by Bank after the effective date hereof shall be due and payable within 30 days of invoice date.

Failure to perform each of the foregoing covenants within the time periods and as specified above shall constitute an immediate Event of Default and no grace periods otherwise available to Borrower under the Loan Documents shall be applicable thereto.


      6. Limited Waiver; Full Force and Effect. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties of Borrower and Guarantors set forth herein and in the Loan Documents, Bank hereby waives compliance with Section 11(viii) of the Loan Agreement and the financial covenants set forth in Section 6 of Addendum for any period ending prior to the date hereof. The amendments and waivers set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be an amendment or waiver of any other term or condition of the Loan Documents, to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Documents or
(b) to be a consent to any future amendment or waiver. Except as expressly amended hereby, the Loan Documents shall continue in full force and effect.

      7. Conditions Precedent. The legal effectiveness of this Amendment is subject to the following conditions precedent prior to 5:00 pm Pacific Time on June 1, 1996:

           a. Resolutions and Other Corporate Documents of Borrower and Parent. Bank shall have received resolutions of the Board of Directors of each of Borrower and Parent authorizing Borrower and Parent to enter into this Amendment and issue the Warrant (as defined below), and such other corporate documents as Bank shall reasonably request.

           b. Delivery of Warrant. Bank shall have received from Parent a Warrant in the form of Annex F hereto (the
"Warrant").

           c. Payment of Fees. Borrower shall have paid $5,000 of Bank's unpaid legal fees outstanding in connection with the Loan Documents.

           d. Subordination Agreements and Conversion Letters. Bank shall have received a Subordination Agreement in form and substance satisfactory to Bank from each of the parties to the Securities Purchase Agreement by and among Parent and the investors party thereto dated as of March 8, 1996 (the
"Securities Purchase Agreement"). In addition, Bank shall have received copies of letters from each of such investors in favor of Parent permitting Parent to convert the indebtedness issued pursuant to the Securities Purchase Agreement to stock in form and substance satisfactory to Bank.

           e.    Other Documents.  Bank shall have received  such
other   documents,  information  and  items  from  Borrower   and
Guarantors as it shall reasonably request.

     8.   Release And Waiver.

          a. Each of Borrower and Guarantors hereby acknowledge and agree that: (1) it has no claim or cause of action against Bank or any parent, subsidiary or affiliate of Bank, or any of Bank's officers, directors, employees, attorneys or other representatives or agents (all of which parties other than Bank being, collectively, "Bank's Agents") in connection with the Loan Documents, the loans thereunder or the transactions contemplated therein and herein; (2) it has no offset or defense against any of its respective obligations, indebtedness or contracts in favor of Bank; and (3) notwithstanding anything stated or implied in that letter of Charlotte J. Walker dated May 8, 1996, it recognizes that Bank has at all times acted within its rights and properly performed and satisfied in a timely manner all of its obligations to and contracts with Borrower and Guarantors, as applicable.

           b. Although Bank regards its conduct as proper and does not believe Borrower or either Guarantor to have any claim, cause of action, offset or defense against Bank or any of Bank's Agents in connection with the Loan Documents, the loans thereunder or the transactions contemplated therein, Bank wishes and Borrower and Guarantors agree to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters could impair or otherwise affect any rights, interests, contracts or remedies of Bank. Therefore, Borrower and Guarantors unconditionally release and waive (1) any and all liabilities, indebtedness and obligations, whether known or unknown, of any kind Bank or of any of Bank's Agents to any of Borrower or either Guarantor, except the obligations remaining to be performed by Bank as expressly stated in the Loan Agreement, this Amendment and the other Loan Documents executed by Bank;
(2) any legal, equitable or other obligations or duties, whether known or unknown, of Bank or of any of Bank's Agents to Borrower or either Guarantor (and any rights of Borrower or either Guarantor against Bank) besides those expressly stated in the Loan Agreement, this Amendment and the other Loan Documents;
(3) any and all claims under any oral or implied agreement, obligation or understanding with Bank or any of Bank's Agents, whether known or unknown, which is different from or in addition to the express terms of the Loan Agreement, this Amendment or any of the other Loan Documents; and (4) all other claims, causes of action or defenses of any kind whatsoever (if any), whether known or unknown, which Borrower or either Guarantor might otherwise have against Bank or any of Bank's Agents, on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the execution and delivery of this Amendment or which could arise concurrently with the effectiveness of this Amendment.

           c. Each of Borrower and the Guarantors agree that it understands the meaning and effect of Section 1542 of the California Civil Code, which provides:

                 Section  1542.   Certain  Claims   Not
          Affected  by  General  Release.   A   general
          release  does not extend to claims which  the
          creditor does not know or suspect to exist in
          his  favor  at    the time of  executing  the
          release, which if known by him must have materially affected his settlement with the debtor.

EACH OF BORROWER AND THE GUARANTORS AGREE TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED BY THIS AMENDMENT IN FAVOR OF BANK AND BANK'S AGENTS, AND EACH OF BORROWER AND THE GUARANTORS HEREBY WAIVE AND RELEASE ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER THE AFOREMENTIONED SECTION 1542 OF THE CALIFORNIA CIVIL CODE WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS. TO THE EXTENT (IF ANY) WHICH ANY SUCH LAWS MAY BE APPLICABLE, EACH OF BORROWER AND GUARANTORS WAIVE AND RELEASE (TO THE MAXIMUM EXTENT PERMITTED BY LAW) ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OF ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF ITS WAIVERS OR RELEASES UNDER THIS AMENDMENT.

     9. Full Force And Effect; Entire Agreement. Except to the extent expressly provided in this Amendment, the terms and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect. This Amendment and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. The parties hereto further agree that the Loan Documents comprise the entire agreement of the parties thereto and supersede any and all prior agreements, negotiations, correspondence, understandings and other communications between the parties thereto, whether written or oral respecting the extension of credit by Bank to Borrower, either guarantor and/or their affiliates.

     10. The Guaranties. Each Guarantor hereby consents to this Amendment and agrees that its obligations under the Continuing Guarantee executed by it in favor of Bank shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of this Amendment or any other document or instrument delivered in connection herewith.

      11. Counterparts; Effectiveness. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Amendment shall be deemed effective upon the execution of a counterpart hereof by each of Borrower, the Guarantors and Bank.

      Witness the due execution hereof by the respective duly authorized officer of the undersigned as of the date first written above.

Borrower

                              Sanctuary Woods Multimedia Inc.



                              By:  /s/ Charlotte J. Walker
                                   Charlotte J. Walker
                                   President


Parent                           Sanctuary    Woods    Multimedia
Corporation



                              By:  /s/ Charlotte J. Walker
                                   Charlotte J. Walker
                                   President


Magic Quest                   Magic Quest Inc.



                              By:  /s/ Charlotte J. Walker
                                   Charlotte J. Walker
                                   President


Bank                          Imperial Bank

                              By: /s/ Sam Bhaumik
                                     Sam Bhaumik
                                     Senior Vice President
                            Annex A

                          Exhibit 6.f

                     COMPLIANCE CERTIFICATE


The consolidated financial statements of Parent, Borrower and Magic Quest attached hereto dated as of _________________________, and submitted to Imperial Bank pursuant to Security and Loan Agreement between us dated ____________________, shows compliance with all financial covenants (unless otherwise noted, below) as specified therein, as follows:

Financial                                               Covenant:
Actual:

     a.   Minimum Tangible Net Worth: $1,000,000


     6.   a.   Maximum Liabilities to Tangible
          Net Worth Ratio:  5.5:1.0

6.  d.Maximum Quarterly Losses not greater than:

               quarter ending 6/30/96        $500,000
               quarters ending 9/30/96
               and thereafter           $1



Contract Manufacturing Arrangements:

All arrangements for contract manufacturing of Borrower's, Parent's or Magic Quest's products are described in full in the Second Amendment to Loan Documents and the Annexes thereto and there have been no changes to those arrangements except as stated below:

Exceptions: (if none, so state):








The undersigned authorized officer of _____________ hereby certifies that Borrower is in complete compliance with the terms and conditions of the Security and Loan Agreement, Addendum to Security and Loan Agreement and related documents, all as amended from time to time, for the period ending _____________________, and as of the date of this certificate the representations and warranties states therein are true accurate and complete as of the date hereof (except as to those representations and warranties which specifically reference a particular date and except as noted above).

I know of no pending conditions which may cause an Event of Default to exist in the next thirty (30) days. The required support documents for this certification are attached and prepared in accordance with generally accepted accounting principles, consistently applied.



                                   Date:


Signed

Authorized Officer of Borrower

Name:

Title:                              (please print)

                            Annex B

                          Exhibit 6.k


      Accounts Receivable and Inventory Transaction Report
                            Annex C

         Exceptions to Representations and Warranties


                            Annex D

      Tangible Assets of Borrower, Parent and Magic Quest


For Borrower, see attached Annex D-1
For Parent, see attached Annex D-2
For Magic Quest, see attached Annex D-3

                            Annex E

                      Location of Assets
                              and
      Description of Contract Manufacturing Relationships

                            Annex F

                        Form of Warrant

                            Annex G

                          Exhibit 5(i)